UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Gladstone Commercial Corporation

(Exact name of registrant as specified in its charter)

Maryland	02-0681276
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1521 Westbranch Drive, Suite 100 McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.00% Series G Cumulative Redeemable Preferred Stock, par value $0.001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box:  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-236143

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

This registration statement relates to the registration under Section 12(b) of the Securities Exchange Act of 1934, as amended, of the 6.00% Series G Cumulative Redeemable Preferred Stock, Liquidation Preference $25.00 per share (the “Series G Preferred Stock”), of Gladstone Commercial Corporation, a Maryland corporation (the “Registrant”). The description of the Series G Preferred Stock is set forth under the captions “The Offering,” and “Description of Series G Preferred Stock” in the Registrant’s prospectus supplement, dated June 21, 2021 (the “Prospectus Supplement”), and under the caption “Description of Capital Stock—Preferred Stock” in the Registrant’s base prospectus, dated February 11, 2020 (the “Base Prospectus”), relating to a registration statement on Form S-3 (File No. 333-236143), that was filed with the U.S. Securities and Exchange Commission on January 29, 2020. The description of the Series G Preferred Stock set forth in the Prospectus Supplement and the Base Prospectus shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description

3.1	Articles of Restatement of the Registrant, incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-33097), filed January 12, 2017.

3.2	Articles Supplementary, filed with the Maryland State Department of Assessments and Taxation on April 11, 2018, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-33097), filed April 12, 2018.

3.3	Articles of Amendment, filed with the Maryland State Department of Assessments and Taxation on April 11, 2018, incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-33097), filed April 12, 2018.

3.4	Articles Supplementary, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-33097), filed December 3, 2019.

3.5	Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-11 (File No. 333-106024), filed June 11, 2003.

3.6	First Amendment to Bylaws of the Registrant, incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K (File No. 001-33097), filed July 10, 2007.

3.7	Second Amendment to Bylaws of the Registrant, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-33097), filed December 1, 2016.

3.5	Articles Supplementary for 6.00% Series G Cumulative Redeemable Preferred Stock, incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-35795), filed on June 23, 2021.

4.1	Form of Certificate for 6.00% Series G Cumulative Redeemable Preferred Stock, incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-33097), filed on June 23, 2021.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GLADSTONE COMMERCIAL CORPORATION

June 24, 2021	By:	/s/ Gary Gerson
Gary Gerson
Chief Financial Officer